Exhibit (i)(2)


                               CONSENT OF COUNSEL


               We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of The Tocqueville Trust as filed with the Securities and Exchange Commission on or about March 1, 2004.


/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
March 1, 2004